INTEGRATED LIVING COMMUNITIES, INC.
                             STOCK OPTION AGREEMENT
                             ----------------------

                  AGREEMENT made as of the 10th day of June, 1996, by and between Integrated Living Communities, Inc., a Delaware corporation (the "Corporation"), and _____________________________ (the "Optionee").

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, the Corporation desires to grant to the Optionee, in order to obtain and retain the services of the Optionee as a director of the Corporation, and the Optionee desires to accept, an option to purchase shares of common stock, $.01 par value, of the Corporation (the "Common Stock") upon the terms and conditions set forth in this agreement.

                  NOW, THEREFORE, the parties hereto agree as follows:

                  (1) Grant. The Corporation hereby grants to the Optionee, subject to approval by the stockholders of the Corporation, an option to purchase ____________ shares of Common Stock, at a purchase price per share equal to the initial public offering price per share of the Common Stock pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Initial Public Offering"). This option is intended to be treated as an option which does not qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                  (2) Restrictions on Exercisability. Except as specifically provided otherwise herein, the option will become exercisable as to _______1/ on shares on June 10, 1997, as to an additional _______1/ shares on June 10, 1998 and as to the remaining _______1/ shares on June 10, 1999; provided, however, that this option shall not be exercisable unless and until the closing of the Initial Public Offering occurs. Unless sooner terminated, the option will expire if and to the extent it is not exercised within ten years from the date hereof.

                  (3) Exercise. The option may be exercised in whole or in part in accordance with the above schedule by delivering to the Secretary of the Corporation (a) a written notice specifying the number of shares to be purchased, and (b) payment


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1/       that number of shares equal  to one-third of the total number of shares granted.

in full of the exercise price, together with the amount, if any, deemed necessary by the Corporation to enable it to satisfy any income tax withholding obligations with respect to the exercise (unless other arrangements acceptable to the Corporation are made for the satisfaction of such withholding obligations). The exercise price shall be payable in cash or by bank or certified check. The Corporation may (in its sole and absolute discretion) permit all or part of the exercise price to be paid with previously-owned shares of Common Stock, or in installments (together with interest) evidenced by the Optionee's secured promissory note.

                  (4) Rights as Stockholder. No shares of Common Stock shall be sold or delivered hereunder until full payment for such shares has been made (or, to the extent payable in installments, provided for). The Optionee shall have no rights as a stockholder with respect to any shares covered by the option until a stock certificate for such shares is issued to the Optionee. Except as otherwise provided herein, no adjustment shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

                  (5) Nontransferability. The option is not assignable or transferable except upon the Optionee's death to a beneficiary designated by the Optionee or by the Optionee's will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. During an Optionee's lifetime, the option may be exercised only by the Optionee or the Optionee's guardian or legal representative.

                  (6) Termination of Service. If the Optionee ceases to be a director of the Corporation for any reason other than death or disability, then, unless sooner terminated under the terms hereof, the option will terminate on the date six months after the date of the Optionee's termination of service as a director. If the Optionee's service as a director is terminated by reason of the Optionee's death or disability, then, unless sooner terminated under the terms hereof, the option will terminate on the date one year after the date of death or disability, respectively. For purposes hereof, the term "disability" means the inability of Optionee to perform the customary duties of a director by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration.

                  (7) Compliance With Securities Laws. Notwithstanding anything herein to the contrary, the option may not be exercised if in the opinion of counsel to the Corporation, such exercise and/or issuance would result in a violation of federal or state securities laws.

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



                  (8)  Acceleration of Exercisability; Capital Changes.

                       (A) If any event constituting a "Change in Control of the Corporation" shall occur, the option shall, unless sooner terminated under the terms hereof, immediately become exercisable in full. A "Change in Control of the Corporation" shall be deemed to occur if (i) there shall be consummated (x) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, or (ii) the stockholders of the Corporation shall approve any plan or proposal for liquidation or dissolution of the Corporation, or (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of the Corporation shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Corporation's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

                       (B) If, at any time within two years after any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the Corporation's outstanding Common Stock other than pursuant to a plan or arrangement entered into by such person and the Corporation, the Optionee is removed as a director of the Corporation (other than for justifiable cause) or the Corporation does not renominate the Optionee for election as a director
(other than for justifiable cause), then the option shall, unless sooner terminated under the terms hereof, become immediately exercisable in full. For purposes hereof, justifiable cause shall mean any or all of the following: (i) the Optionee materially fails to perform his duties as a director; (ii) the Optionee is convicted of any felony; or (iii) the Optionee commits theft, larceny or embezzlement of the Corporation's tangible or intangible property.

                       (C) If the Optionee dies or suffers a disability (as defined in Section 6 hereof), the option shall, unless sooner terminated under the terms hereof, immediately become exercisable in full.

                       (D) In the event of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of Common Stock, the number of shares and option exercise price per share of Common Stock which may be purchased under this option each shall be adjusted automatically to the nearest whole share (disregarding any fractional shares) and nearest whole cent to reflect such transaction. In the case of a merger, consolidation or similar transaction

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


which results in a replacement of the Corporation's Common Stock with stock of another corporation but does not constitute a Change in Control of the Corporation, the Corporation will make a reasonable effort, but shall not be required, to replace this option, to the extent then outstanding, with comparable options to purchase the stock of such other corporation, or will provide for immediate exercisability in full of this option, with which, to the extent not exercised within the time period specified by the Board of Directors, will thereafter terminate.

                  (9) No Rights to Continue Service. Nothing in this agreement shall give the Optionee any right to continue in the service of the Corporation, or interfere in any way with the right of the Corporation to terminate the service of the Optionee.

                 (10)  Miscellaneous.

                       (a) This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                       (b) This agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified except by written instrument executed by the parties.

                  IN WITNESS WHEREOF, this agreement has been executed as of the date first above written.

                                     INTEGRATED LIVING COMMUNITIES, INC.

                                     By: _______________________________________


                                     ___________________________________________



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